
90W
85W
80W
75W
70W
55N
50N
45N
Todd
Red Lake
Maskooch
Kenora
Meggisi Lake
Thunder Bay
Cummings
Kamiskotia
Jessop
Timmins North
Labbe
Morin
Ross Windsor
Sewell-East
Loveland
Fripp
Chewett
Tionaga
Timmins
Blackstock
Hunter
Wawa Chapleau Group
Horwood Gold
Dale Gold
Silverstrike
Silverclaim
East Breccia
Norberg
Keith & Sewell
Capitol Silver
Gould
Banting-Chambers
Bompas-Strathy
Sudbury
Ottawa
Ajax
Donovan Basin
Kell Mine
Hudson Bay Mine
Thompson Mine
Toronto
85W
80W
75W
70W
500 km

AMADOR
GOLD CORP

Project Locations